UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2015

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Rennova Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26824

(Commission File Number)

68-0370244

(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(Address of Principal Executive Offices)

(561) 855-1626

(Registrant’s telephone number, including area code)

CollabRx, Inc.

44 Montgomery Street

Suite 800

San Francisco, California 94104

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

A Special Meeting of the stockholders of Rennova Health, Inc. (f/k/a CollabRx, Inc.) was held on October 30, 2015, at which time the following items were considered and voted upon: (i) the issuance of shares in connection with our merger transaction with Medytox Solutions, Inc. ("Medytox"), pursuant to which Medytox will became our wholly owned subsidiary; (ii) an amendment to our Certificate of Incorporation to effect a reverse stock split; (iii) an amendment to our Certificate of Incorporation to increase our number of shares authorized; (iv) increasing the number of shares available for issuance under our 2007 Incentive Award Plan and increasing the number of shares allowed to be issued to any individual under such Plan in any calendar year; (v) approving on a non-binding, advisory basis, our “golden parachute” compensation; and (vi) approving an adjournment of the Special Meeting vote, if necessary.

The number of shares of common stock entitled to vote at the Special Meeting was 10,487,373. The number of shares of common stock present or represented by proxy at the Special Meeting was 6,024,028. All of the matters submitted to a vote of our stockholders at the Special Meeting were approved, except for increasing the number of our authorized shares. The number of votes cast for and against, and the number of abstentions with respect to all of the matters voted upon at the Special Meeting, are set forth below, There were no broker non-votes recorded for any of the proposals.

(i) Proposal to approve our issuance of shares of stock in connection with the proposed merger with Medytox.

Stockholders approved the proposal to issue shares in connection with the merger transaction. The results of the voting were:

5,557,189 shares voted in favor,

239,273 shares voted against, and

227,566 shares abstained from voting.

(ii) Proposal to approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse split of our common stock at a specific ratio from 1-for-2.5 to 1-for-10, to be effected immediately prior to the effective time of the merger.

Stockholders approved the proposal to approve an amendment to effect a reverse split. The results of the voting were:

5,259,610 shares voted in favor,

685,610 shares voted against, and

78,808 shares abstained from voting.

(iii) Proposal to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000, effective as of the effective time of the merger.

Stockholders did not approve an amendment to increase the number of authorized shares. Less than 50% of the outstanding number of shares eligible to vote were cast in favor of this proposal. This proposal required a majority vote of all outstanding shares, and not a majority of shares voted. The results of the voting were:

5,074,194 shares voted in favor,

653,312 shares voted against, and

296,522 shares abstained from voting.

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(iv) Proposal to approve an amendment to the 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year, effective as of the effective time of the merger.

Stockholders approved the proposal to amend the 2007 Incentive Award Plan to increase the number of shares authorized to be issued under the plan and to increase the maximum number of shares any one individual may receive in any calendar year. The results of the voting were:

5,056,175 shares voted in favor,

615,998 shares voted against, and

272,235 shares abstained from voting.

(v) Proposal to vote upon in an advisory (non-binding) basis the “golden parachute” compensation that may become payable to named executive officers in connection with the merger agreement with Medytox.

Stockholders approved by an advisory (non-binding) vote the “golden parachute” compensation to named executive officers. The results of the voting were:

3,525,884 shares voted in favor,

988,736 shares voted against, and

1,330,920 shares abstained from voting.

(vi) Proposal to approve adjournment of the Special Meeting Vote if necessary.

Stockholders voted to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the foregoing proposals. The results of the voting were:

5,205,973 shares voted in favor,

503,802 shares voted against, and

234,633 shares abstained from voting.

On November 2, 2015, pursuant to authority granted by stockholders, the Board of Directors approved a reverse split ratio of 1-for-10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	RENNOVA HEALTH, INC.
	By:	/S/ Seamus Lagan
	Name: Title:	Seamus Lagan President and Chief Executive Officer

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